Exhibit 15.1

May 5, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 5, 2010 on our review of interim financial information of NSTAR Electric Company for the three-month periods ended March 31, 2010 and 2009 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2010 is incorporated by reference in its Registration Statement on Form S-3 (No. 333-162401).

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP